Exhibit 32

                    CERTIFICATION PURSUANT TO

                     18 U.S.C. SECTION 1350,

                     AS ADOPTED PURSUANT TO

          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of G/O International, Inc.

(the "Registrant") on Form 10-QSB/A-3 for the quarter ending March 31, 2006,

as filed with the Securities and Exchange Commission on the date hereof (the

"Quarterly Report"), I, Brian E. Rodriguez, President, Treasurer and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a)

or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the

Registrant.

Dated: 4/26/07                               /s/Brian E. Rodriguez

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                                             Brian E. Rodriguez

                                             President

                                             Treasurer

                                             Director